EXHIBIT 99.6

AMENDMENT NO. 1 TO FULLY DISCLOSED CLEARING AGREEMENT

AMENDMENT NO. 1 dated as of December 8, 2005 (this “Amendment”), to the FULLY DISCLOSED CLEARING AGREEMENT (the “Clearing Agreement”), dated as of January 10, 2003, between INSTINET CLEARING SERVICES, INC. (“ICS”), and INET ATS, INC. (f/k/a Island ECN, Inc.) (“Correspondent”).

A. ICS provides execution and clearing services (the “Services”) to Correspondent pursuant to the Clearing Agreement, a copy of which is attached as Exhibit A hereto.

B. Pursuant to that certain Transaction Agreement dated as of April 22, 2005 among Iceland Acquisition Corp., a Delaware corporation (“Newco”), Norway Acquisition Corp. a Delaware corporation (“Company”) and The Nasdaq Stock Market, Inc., a Delaware corporation (“Parent”) (the “Transaction Agreement”), ICS and Correspondent have agreed to amend the Clearing Agreement to extend the Services by ICS to Correspondent for an additional period of time not to exceed twelve (12) months after the Closing (as defined in the Transaction Agreement).

C. Capitalized terms used and not otherwise defined herein shall have the meanings assigned thereto in the Clearing Agreement, as amended hereby.

Accordingly, in consideration of the Transaction Agreement and the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto agree as follows:

SECTION 1. Amendment to Section IX. Section IX.B of the Clearing Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

‘Correspondent agrees to pay ICS on a monthly basis (1) the greater of (A) the fee set forth across from the term “Minimum fee” on Schedule B (the “Minimum Fee”) and (B) the fee per uncompressed ticket set forth across from the term “Clearing fee” on Schedule B hereto multiplied by the number of uncompressed tickets cleared in the given month and (2) other additional amounts set forth on Schedule B hereto (including the cost of capital charges and the NSCC pass through charges) for the execution, clearing and related services to be provided under this Agreement during the Term. All such amounts due and owing to ICS shall be billed monthly and paid within thirty (30) days of receipt by Correspondent of an invoice for such fee. Schedule B is hereby incorporated in and made an integral part of this Agreement.’

SECTION 2. Amendment to Section X. Section X.B of the Clearing Agreement is hereby amended by replacing the text “$ 0” thereof with “$ 2,000,000”.

SECTION 3. Amendment to Section XVIII. Section XVIII of the Clearing Agreement is hereby amended by:

(a) Deleting Section XVIII.A in its entirety and replacing it with the following:

‘The initial term of this Agreement shall continue until June 8, 2006 (the “Initial Term”). In the event that Correspondent wishes to renew this Agreement, Correspondent shall so notify ICS in writing at least thirty (30) days prior to the expiration of the Initial Term. Within ten (10) days after receipt of such notice, ICS shall provide written notice of its acceptance or rejection of such renewal. If ICS rejects such renewal, this Agreement shall expire at the conclusion of the Initial Term. If ICS accepts such renewal, this Agreement shall automatically renew for a maximum of six (6) successive renewal terms of thirty (30) days each. The Initial Term plus any renewal term(s) is referred to as the “Term.” Notwithstanding the foregoing, Correspondent may terminate this Agreement pursuant to Section II.A hereof at any time during the Term by providing thirty (30) days’ prior written notice to ICS, subject to payment of all amounts due and payable pursuant to this Section XVIII.A. The end of the Term is referred to as the “Expiration Date.” Within forty five (45) days after delivery of such termination notice to ICS by the Correspondent, Correspondent agrees to pay ICS, without set-off or deduction of any kind, the sum of the following: (i) all fees and expenses due and payable through the end of the month in which services were terminated and (ii) if applicable, the Minimum Fee for each month remaining in the Initial Term prior to termination by Correspondent.’;

(b) In Section XVIII.B, (i) deleting the first sentence; (ii) deleting “In addition:” from the second sentence; and (iii) replacing the first occurrence of the text “ten (10) business days” with the text “thirty (30) days”; and

(c) Deleting Section XVIII.D in its entirety.

SECTION 4. Definitions. All references in the Clearing Agreement to “Initial Term” are hereby amended to “Term.” All references in the Clearing Agreement to “Initial Expiration Date” are hereby amended to “Expiration Date.”

SECTION 5. Amendment to Schedule B. Schedule B of the Clearing Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule B attached hereto.

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SECTION 6. Notices. The parties hereto agree that in accordance with Section XX of the Clearing Agreement, addresses for notice are amended as set forth on the signature pages hereto.

SECTION 7. Representations and Warranties.

(a) Correspondent represents and warrants to ICS that this Amendment has been duly authorized, executed and delivered by Correspondent and constitutes a valid and binding obligation of Correspondent, enforceable against Correspondent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) ICS represents and warrants to Correspondent that this Amendment has been duly authorized, executed and delivered by ICS and constitutes a valid and binding obligation of ICS, enforceable against ICS in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 8. No Modification. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Correspondent or ICS under the Clearing Agreement, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Clearing Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. After the date this Amendment becomes effective, any reference to the Clearing Agreement shall mean the Clearing Agreement as modified hereby.

SECTION 9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10. Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

SECTION 11. Headings. The headings contained herein have been inserted for convenience and ease of reference only and shall not be construed to affect the meaning, construction or effect of this Amendment.

SECTION 12. Enforceability. If any provision or condition of this Amendment is held to be invalid or unenforceable by any court, arbitration tribunal or regulatory or self-regulatory agency or body, the validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid of unenforceable provision or condition were not contained herein.

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SECTION 13. Correspondent Obligations. Notwithstanding anything to the contrary contained in this Agreement, Parent guarantees Correspondent’s performance under Section IX.B of the Clearing Agreement.

SECTION 14. Replacement Services. In addition to all other remedies that Correspondent may have at law or equity, in the event that ICS fails to provide the services set forth in Section II.A of the Clearing Agreement during the Term (as defined in the Clearing Agreement, as amended hereby) in any material respect for a period of twenty (20) consecutive business days and after such period Correspondent obtains replacement services from a third party, ICS will reimburse Correspondent within thirty (30) days after Correspondent provides a true and correct accounting in writing of the calculation of (i) Similar Fees paid by Correspondent for such replacement services through the remaining Term minus (ii) the fees that would have been payable by Correspondent pursuant to Section IX.B of the Clearing Agreement (as hereby amended) through the remaining Term, if such difference is greater than zero. Correspondent shall use commercially reasonable best efforts to mitigate the cost and expense of such replacement Services. For purposes of this Section 13, “Similar Fees” shall include clearing fees, cost of capital charges and NSCC pass through charges; which are the equivalent of the type of fees being charged to Correspondent as set forth on Schedule B hereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

INET ATS, INC.

By:	/s/ Adena Friedman
Name:	Adena Friedman
Title:	Executive Vice President

Address:	One Liberty Plaza
New York, NY 10006

INSTINET CLEARING SERVICES, INC.

By:	/s/ Alex Post
Name:	Alex Post
Title:	Chief Operating Officer

Address:	3 Times Square
New York, NY 10036

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena Friedman
Name:	Adena Friedman
Title:	Executive Vice President

Address:	One Liberty Plaza
New York, NY 10006

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EXHIBIT A

FULLY DISCLOSED CLEARING AGREEMENT

BETWEEN INSTINET CLEARING SERVICES, INC.

-and-

ISLAND ECN, INC.

This agreement (the “Agreement”), dated as of January 10, 2003, between Instinet Clearing Services, Inc. (“ICS”) and Island ECN, Inc. (“Correspondent”), sets forth the terms and conditions under which ICS shall provide execution and clearing services, on a fully disclosed basis, to Correspondent and its customers. ICS shall provide such services only to the extent required by this Agreement, and shall not be responsible for any duties or obligations not specifically allocated to ICS by this Agreement.

I.	APPLICABLE LAWS AND RULES AND APPROVAL BY NASD

This Agreement and the obligations of the parties hereunder are subject to all applicable provisions of federal, state and local laws, rules and regulations and the constitution, by-laws, rules, regulations and stated policies of the National Association of Securities Dealers (“NASD”), and any other securities exchange or association or regulatory or self-regulatory organization vested with authority over the parties and/or the transactions contemplated hereby (collectively, the “Laws and Rules”). This Agreement shall be submitted for approval by the NASD, by ICS or Correspondent, as required, and shall become effective upon such approval. In the event of disapproval, the parties shall bargain in good faith to obtain the requisite approval.

II.	SERVICES

A.	Services That Shall be Performed by ICS

Subject to compliance by Correspondent with its obligations under this Agreement and the Laws and Rules, ICS shall perform the following services:

1.	ICS shall execute orders for Correspondent’s customers (the “Customers”) whose cash or margin accounts have been accepted by ICS (the “Accounts”), but only insofar as such orders are transmitted by Correspondent to ICS or are transmitted by a Customer to ICS in accordance with Section V.A. of this Agreement.

2.	ICS shall prepare and distribute confirmations respecting transactions in each of the Accounts in accordance with Section VII.A. of this Agreement, and ICS shall provide duplicates of such confirmations to Correspondent; provided, however, that ICS may, in its sole discretion, delegate such responsibilities to Correspondent. In the event that such responsibilities are delegated to Correspondent, Correspondent shall have sole and exclusive responsibility for confirmations and for their compliance with the Laws and Rules.

3.	ICS shall prepare and distribute summary monthly statements (or quarterly statements if no activity in any Account occurs during any quarter covered by such statement) to Accounts in accordance with Section VII.A. of this Agreement, and ICS shall provide duplicates of such statements to Correspondent.

4.	ICS shall settle contracts and transactions in securities (including options to buy or sell securities) (a) between Correspondent and other brokers and dealers, (b) between Correspondent and the Accounts, and (c) between Correspondent and persons other than the Accounts or other brokers and dealers.

5.	ICS shall engage in cashiering functions for the Accounts, including the receipt, delivery and transfer of securities purchased, sold, borrowed and loaned, receiving and distributing payment therefore, holding in custody and safekeeping all securities and payments so received, the handling of margin accounts, including paying and charging of interest, the receipt and distribution of dividends and other distributions, and the processing of exchange offers, rights offerings, warrants, tender offers and redemptions. To the extent that any cashiering functions with respect to the receipt of securities and the making and receiving of payments therefore may be relinquished to Correspondent, Correspondent shall have full responsibility for such functions.

6.	ICS shall construct and maintain books and records of all transactions executed or cleared through it and not specifically assigned to Correspondent pursuant to the terms of this Agreement, including a daily record of required margin and other information required by NASD Rule 2520, or by similar provisions of the Laws and Rules.

Any additional services to be performed shall be subject to the mutual agreement of the parties. Such additional services shall be set forth with related fees on Schedule A hereto. Schedule A is hereby incorporated in and made an integral part of this Agreement.

B.	Services That Shall Not be Performed by ICS

Unless otherwise agreed to in a writing executed by the parties hereto, ICS shall not engage in any of the following services on behalf of Correspondent, the responsibility for which shall be solely that of Correspondent:

1.	Accounting, bookkeeping or recordkeeping, cashiering, or any other services with respect to commodity transactions, and/or any transaction other than securities transactions.

2.	Preparation of Correspondent’s payroll records, financial statements or any analysis or review thereof or any recommendations relating thereto.

3.	Preparation or issuance of checks in payment of Correspondent’s expenses, other than expenses incurred by ICS on behalf of Correspondent pursuant to this Agreement.

4.	Payment of commissions, salaries or other remuneration to Correspondent’s salespersons or any other employees of Correspondent.

5.	Preparation and filing of reports with the Securities and Exchange Commission (the “SEC”), any state securities commission, any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or other securities exchange or securities association or any other regulatory or self-regulatory body or agency with which Correspondent is associated and/or by which it is regulated. ICS shall, at the request of Correspondent, furnish Correspondent with any necessary information and data contained in books and records kept by ICS and not otherwise reasonably available to Correspondent if such information is required in connection with the preparation and filing of such reports by Correspondent.

6.	Making and maintaining reports and records required to be kept by Correspondent by the

Currency and Foreign Transactions Reporting Act of 1970, and the regulations promulgated pursuant thereto, or any similar laws or regulations enacted or adopted hereafter.

7.	Verification of the address changes of any Account.

8.	Verification of the authority of, or changes in the identity or address, of any person holding any power of attorney over any Account.

9.	Verification of the validity of, or proper authorization for, any orders or instructions received by ICS from Correspondent or from any Customer in connection with an Account.

10.	Delivering or causing to deliver prospectuses in connection with public offerings of securities (both initial public and secondary offerings) and sales of mutual funds.

11.	Obtaining and verifying new account information, and ensuring that such information meets the requirements of NASD Rule 3110, and any other applicable provision of the Laws and Rules.

12.	Maintaining a record of all personal and financial information concerning any Account and all orders received therefrom, and maintaining all documents and agreements executed by any Account.

13.	Holding for safekeeping the securities of any Account registered in the name of the Account.

14.	Holding restricted or control securities in compliance with all SEC rules and regulations, and any other applicable provision of the Laws and Rules.

15.	Accepting deposits from Correspondent in the form of coin or currency of the United States or of any other country, postal money orders, or bank checks.

16.	Compliance with the reporting, disclosure or record keeping requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any rules or regulations promulgated thereunder.

III.	OPENING AND SUPERVISION OF ACCOUNTS

A.	Account Documentation

Correspondent shall be responsible for obtaining and verifying all required information and the identity of each potential Customer. Correspondent shall be responsible for the maintenance and retention of all account applications and Correspondent hereby acknowledges its obligation to retain account applications in an easily accessible place in accordance with the Laws and Rules and agrees to provide the original application to ICS by overnight delivery within 24 hours of a request from ICS. All account documentation shall be on the forms provided by ICS for that purpose, or, alternatively, prepared by Correspondent at its expense and approved in writing by ICS, in either case in a format compatible with ICS’ computerized accounting and records maintenance systems. In accordance with ICS’ procedures, Correspondent shall notify ICS promptly of any changes or corrections in any information, instructions or documents previously forwarded to ICS. Correspondent shall be responsible for obtaining, updating, and maintaining correct customer addresses, and ICS may for all purposes rely, without verification, on the accuracy of such addresses and all other information and documents furnished by Correspondent to ICS regarding any Account. Correspondent shall be solely and exclusively responsible for complying with the requirements of Rule 15g-9 under the 1934 Act, if applicable. Correspondent shall also promptly furnish ICS with such additional information or documentation as ICS may request from time to time.

B.	Knowledge of Customer and Customer’s Investment Objectives

Correspondent shall be solely and exclusively responsible through a general partner, a principal executive officer or a person designated for supervisory responsibilities to use due diligence to learn the essential facts relative to every Customer and Account, every order for any Account, and every person holding power of attorney over any Account, and to supervise diligently all Accounts handled by Correspondent’s registered representatives so as to be in full compliance with all Laws and Rules. The preparation or possession of surveillance records, exception reports and other similar data by ICS shall not obligate ICS to establish policies, practices or procedures relating to such materials. Correspondent shall be solely and exclusively responsible for ensuring that the Customers are not minors and do not otherwise lack the capacity to enter into a contract and are not prohibited from opening a securities account under the Laws and Rules.

C.	Acceptance of Accounts

Each Account accepted and approved by Correspondent and opened with ICS shall be subject to ICS’ acceptance (which shall not be construed to include any due diligence on the part of ICS). Correspondent shall not approve any Account unless all information required in Section III.A. of this Agreement has been received and due diligence as set forth in Section III.B. has been performed by Correspondent. ICS reserves the absolute right, exercisable in its sole discretion, without prior notice to Correspondent or to the Customer, to reject any account that Correspondent may offer as an Account, to terminate any account previously accepted by it as an Account, or to reject any order that may be transmitted to ICS for execution or clearing in any Account. Without limiting the generality of the foregoing, ICS shall be under no obligation to accept any Account as to which any documentation or information required to be submitted to ICS or maintained by Correspondent pursuant to Sections III.A. and III.B. of this Agreement is incomplete. No action taken by ICS or any of its employees, including, without limitation, clearing a trade in any Account, shall be deemed to be or shall constitute acceptance of such Account. Without limiting the generality of any of the foregoing, in the event that any information or documentation requested by ICS regarding an Account is not promptly provided to ICS, ICS may, without prior notice to Correspondent or to the Customer, reject or terminate such account as an Account or refuse to execute or clear any further transactions therein. If ICS nevertheless accepts or continues to execute or clear transactions in such Account, it shall not be deemed a waiver of ICS’s right to receive such information or documentation or to later terminate or refuse to execute or clear transactions in such Account.

D.	Supervision of Orders and Accounts

Correspondent shall be solely and exclusively responsible for the conduct and supervision of the Accounts and all transactions therein and their compliance with the Laws and Rules, including, without limitation, any Laws and Rules relating to Correspondent’s fiduciary responsibility to Customers under ERISA. Correspondent’s responsibilities shall include, without limitation, the following:

10.	using due diligence to learn and on a continuing basis to know the essential facts relative to each Customer and each order in an Account, including verifying the address changes of each Customer, knowing all persons holding power of attorney over any Account and obtaining appropriate documentation from each Account in accordance therewith, being familiar with each order in any Account and otherwise complying fully with all of the requirements of NASD Rule 3110, any interpretations thereof and all similar provisions of the Laws and Rules;

11.	selecting, investigating, training, and supervising all personnel of Correspondent who open, approve or authorize transactions in the Accounts;

12.	establishing written procedures for the conduct of the Accounts and ongoing review of all transactions in Accounts, and maintaining compliance and supervisory personnel adequate to implement such procedures;

13.	knowing the investment objectives of each Customer and determining the suitability of all transactions in the Accounts;

14.	ensuring that there is a reasonable basis for any recommendations made by Correspondent to Customers;

15.	determining the appropriateness of the frequency of trading in an Account;

16.	determining that each transaction in an Account has been duly authorized;

8.	authenticating any instructions of the Customer, and forwarding such instructions to ICS;

9.	obtaining and maintaining all documents necessary for the performance of Correspondent’s responsibilities under this Agreement and retaining such documents in accordance with the Laws and Rules;

10.	complying, to the extent applicable to any transaction in an Account (and whether or not such transaction is executed by ICS), with the “three quote rule” as set forth by the NASD;

11.	complying with all “Blue Sky” requirements applicable to any transaction in an Account; and

12.	informing ICS of the location of the securities which are the subject of any order transmitted to ICS for execution so that ICS may comply with applicable provisions of the Laws and Rules.

E.	Accounts of Employees of Member Organizations, Self-Regulatory Organizations and Financial Institutions

In each case in which a Customer is an employee of a member organization, a self-regulatory organization or financial institution, the approval of which is necessary to the opening and maintenance of such Customer’s Account, Correspondent shall be solely and exclusively responsible for obtaining the approval of such employer, and otherwise complying with NASD Rule 3050.

F.	Prime Brokerage

No Account in connection with which Correspondent is to act as an executing broker in a prime brokerage arrangement shall be opened without the prior written authorization by ICS and the execution of appropriate documentation by the parties to such arrangement, including, without limitation, an agreement in substantially the same form as the Addendum annexed hereto.

G.	Customers

Each Customer shall remain the customer of Correspondent and nothing herein shall cause any Customer to be construed as or deemed to be a customer of ICS for any purpose whatsoever, except that, for the purposes of the Securities Investor Protection Act and the “financial responsibility” rules of the SEC, Customers shall be deemed to be customers of ICS as Correspondent’s clearing firm, but only to the extent required by applicable Laws and Rules.

H.	Screening of Accounts

ICS may in its discretion utilize at Correspondent’s expense a third party service company to screen Customers and transactions in the Accounts, and the use thereof shall not relieve Correspondent of any of its obligations under this Agreement. Correspondent acknowledges that the preparation or possession of surveillance records or any other data, including exception reports, by ICS on behalf of or for the use of Correspondent shall neither obligate ICS to review such material nor make ICS responsible to know their contents.

I.	Discretionary Accounts

Correspondent shall be solely and exclusively responsible for the handling and supervisory review of any Accounts over which Correspondent’s partners, officers or employees have discretionary authority, as required by NASD Rule 2510, and any other provisions of the Laws and Rules. Correspondent shall furnish ICS with such documentation with respect thereto as may be requested by ICS. Correspondent hereby warrants that with regard to any orders or instructions given by Correspondent with respect to such discretionary Accounts, its partners, officers or employees shall have been fully and properly authorized relative thereto and that the execution of such orders shall not be in violation of the Laws and Rules.

J.	Option Accounts

Before engaging in option trading for any Customer, Correspondent shall deliver to Customer a current disclosure statement of the Options Clearing Corporation, the Special Statement for Uncovered Option Writing, and any effective supplements. Correspondent shall obtain the required signatures on all option agreements, shall obtain proper approval for the opening of all option accounts, and shall otherwise comply with the Laws and Rules applicable to options accounts and options trading. Correspondent shall deliver to ICS a copy of a signed option agreement for each Customer approved by it for options trading in a form acceptable to ICS.

K.	Accounts for Which Agent Holds Power of Attorney

Upon the opening of any Account for which an agent holds a power of attorney on behalf of a principal, Correspondent shall provide ICS with the name of each principal for whom such agent is acting and with written evidence of the agent’s authority to act on the principal’s behalf. Correspondent hereby warrants that any orders or instructions of such agent which are transmitted to ICS pursuant to this Agreement shall have been fully and properly authorized and that the execution of such instructions or orders shall not violate the Laws and Rules.

L.	Prospectus Delivery

Correspondent shall be solely and exclusively responsible for delivering, or causing to be delivered, prospectuses in connection with public offerings of securities (both initial public and secondary offerings) and sales of mutual funds.

M.	Capital Treatment of Assets Held in Proprietary Accounts of Correspondent

In accordance with the No-Action Letter issued by the SEC on November 3, 1998 (the “No-Action Letter”), Correspondent shall be permitted to include assets held in its proprietary accounts (“PAIB”) as allowable assets in its net capital computations; provided, however, that ICS shall perform the PAIB calculation in accordance with the provisions, procedures and interpretations set forth in the No-Action Letter.

IV.	EXTENSION OF CREDIT

A.	Margin Agreement

Prior to the execution or clearance of any margin transaction in an Account, Correspondent shall obtain and provide ICS with a margin agreement, hypothecation agreement and consent to loan of securities (collectively, “margin agreement”) executed by the Customer (or, in the case of any proprietary Account of Correspondent, executed by Correspondent), such agreement to be in form and substance satisfactory to ICS. ICS shall have all rights and remedies set forth in such margin agreement, in addition to those set forth in this Agreement, with respect to Accounts which are margin accounts. All transactions in an Account shall be considered cash transactions until ICS has determined, in its sole discretion, to accept margin transactions therein and the duly executed margin agreement has been received by ICS. ICS may cancel and rebook as cash transactions any margin transactions for an Account for which no such margin agreement has been received prior to settlement date, and all transaction costs associated with each such cancellation and rebooking shall be borne in their entirety by Correspondent. Correspondent shall be responsible for compliance with Rule 10b-16 under the 1934 Act. Correspondent shall obtain in advance of dissemination the written approval of ICS of any document to be provided to Customers in connection therewith.

B.	Margin Requirements

Correspondent shall be responsible to ICS for the collection of initial margin and for maintenance at all times of margin in each Account sufficient to ensure compliance with Regulation T, promulgated by the Board of Governors of the Federal Reserve System pursuant to the 1934 Act, and any interpretations thereof, with any other margin or margin maintenance rules under the Laws and Rules, and with ICS’ house margin rules. After initial margin has been received, maintenance margin calls shall be generated by ICS and made by ICS or by Correspondent at the instructions of ICS. Correspondent shall have sole and exclusive responsibility for any loss, liability, damage, claim, cost or expense, including but not limited to attorneys’ fees, incurred or sustained by ICS as a result of the failure of any Customer timely to comply with any initial margin or margin maintenance requirements.

Correspondent understands and acknowledges that Accounts shall be subject to any house rules of ICS requiring initial margin or maintenance margin in amounts greater than would otherwise be required under Regulation T or any other provisions of the Laws and Rules. ICS may at any time, in its sole discretion, and subject to market conditions and periods of extreme volatility, change its house margin requirements as they pertain to any Account or class of accounts or specific securities or class of securities. Such changes shall be effective immediately upon the provision of oral notice to Correspondent. Correspondent shall be responsible for advising the Customers of any such changes and for the prompt collection of any additional margin necessary to ensure compliance therewith.

C.	Interest on Margin Accounts

ICS shall charge interest on Accounts that are margin accounts in accordance with the margin agreements applicable to such accounts, provided that such interest and other charges shall not exceed amounts that may be charged under applicable Laws and Rules. ICS may at any time, in its sole discretion, revise its credit terms and conditions. Correspondent shall have sole and exclusive responsibility for any loss, liability, damage, claim, cost or expense, including but not limited to attorneys’ fees, incurred or sustained by ICS as a result of the failure of any Customer timely to pay such charges.

V.	TRANSMISSION, ACCEPTANCE AND EXECUTION OF ORDERS

A.	Transmission of Orders

All orders in Accounts shall be transmitted to ICS by Correspondent in accordance with such procedures as ICS may implement for that purpose. Customers shall not place orders directly with ICS. Notwithstanding the foregoing, ICS may, in its sole discretion, on a case-by-case basis, agree to accept orders directly from a particular Customer; provided, however, that in doing so ICS shall not assume or be deemed to have assumed any of the responsibilities for supervision of Accounts allocated to Correspondent under this Agreement. ICS shall have no duty of inquiry or investigation with respect to any orders transmitted to it for execution or clearance. Correspondent shall be responsible for the timely and accurate transmission of all orders to ICS, as well as for any errors or discrepancies therein.

B.	Acceptance of Orders

Orders accepted by ICS for execution and clearance shall be executed and cleared in accordance with ICS’ standard practices and the Laws and Rules. ICS reserves the absolute right, exercisable in its sole discretion, without prior notice to Correspondent or to the Customer, to reject for execution and clearance any trades which exceed established limits or are otherwise unacceptable to ICS due to such factors as adverse market conditions, assumptions regarding the volatility and liquidity of the subject securities, current market price, the financial condition or credit worthiness of Correspondent or of the Customer, any regulatory problems of Correspondent or of the Customer, or for any reason whatsoever which, in the sole discretion of ICS, renders it advisable to reject a transaction. ICS also reserves the right, exercisable in its sole discretion, to restrict trading in Accounts in any manner, including but not limited to restricting trading to liquidating orders only or cash transactions only, or to prohibit certain trading strategies or trading of certain types of securities.

C.	Over-the-Counter Transactions

For all over-the-counter transactions, Correspondent shall furnish ICS with the names of the respective purchasing and selling broker-dealers (except as otherwise provided in the section below), and the wholesale and retail purchase and sale prices necessary for confirmation in accordance with applicable Laws and Rules. Correspondent shall be solely and exclusively responsible for compliance with all rules relating to the Small Order Execution System, including, without limitation, prohibitions on proprietary trading and volume restrictions.

D.	Designation of Contra Brokers

Whenever Correspondent directs ICS to route an order to a particular broker, dealer, or market for execution, including, without limitation, designating the contra broker in an over-the-counter transaction for an Account, Correspondent shall be responsible to ICS for all aspects of the transaction, including, without limitation, any duty of best execution or any failure by such contra broker or dealer to settle the transaction for any reason whatsoever, and Correspondent shall immediately reimburse ICS for any losses or expenses sustained by ICS in connection therewith.

E.	Short Sales

Correspondent shall be responsible for determining and advising ICS whether each order for the sale of securities for an Account is “long” or “short” within the meaning of the Laws and Rules. Correspondent shall also be responsible for ensuring that each short sale for an Account complies with Rule 10a-1 under the 1934 Act, NYSE Rule 440B, all provisions relating to short sales under NASD rules and the interpretations of such rules, and any other applicable provisions of the Laws and Rules regarding short sales.

F.	Low Priced/Penny Stocks

ICS shall execute orders for “reported” issues or new issues approved for listing on a “National Securities Exchange”, as such terms are defined in SEC Rule 3a51-l. Correspondent shall not accept orders for transactions in securities that do not meet such criteria, and the disclosure requirements of Rule 3a51-l do not apply.

G.	Order Limits; Position and Credit Limits

Correspondent shall be responsible for maintaining continuing familiarity and compliance with all limits on order size and all position and credit limits which have been or may be established by ICS with respect to transactions in the Accounts, which limits may be changed from time to time by ICS in its sole discretion. Correspondent agrees to notify ICS and obtain its approval prior to the entry of any trade in an Account which would exceed such limits.

H.	Delivery Versus Payment

Correspondent agrees that its Customers shall utilize the facilities of a securities depository for the confirmation, acknowledgment, and book entry settlement of all depository eligible transactions in connection with delivery versus payment (“DVP”) transactions, and that Correspondent shall be solely and exclusively responsible for causing any Customers engaging in such transactions to utilize such facilities. Correspondent further agrees to ensure that its Customers shall provide their agent with instructions in accordance with the requirements set forth in NASD Rule 11860.

I.	Buy-Ins and Sell-Outs; Interest Charges

Upon the failure of any Customer (or Correspondent, in the case of Accounts which are proprietary accounts) to make timely payment for securities purchased or timely and good delivery of securities sold, or the failure timely to comply with any applicable margin requirements, ICS shall be entitled, but not obligated, to take such remedial action, or direct Correspondent to take such remedial action, as ICS, in its sole discretion, deems appropriate, including but not limited to executing buy-ins or sell-outs for an Account. Checks shall not constitute payment until they have cleared and the proceeds have been collected by ICS’ bank and credited to ICS. The taking of any such remedial action by ICS, or its failure to do so, shall not in any way affect or diminish Correspondent’s indemnification, reimbursement, or payment obligations pursuant this Agreement.

To the extent permitted by Regulation T, Rule 15c3-3(m) under the 1934 Act, or any other provisions of the Laws and Rules, Correspondent may request, in a writing signed by an officer, partner or principal of Correspondent, that ICS defer a buy-in or sell-out for an Account. The grant or denial, in whole or in part, of any such request to defer a buy-in or sell-out, or of any application for an extension of time for any Account to make any payment required by Regulation T or any other provision of the Laws or Rules, shall remain within the sole discretion of ICS. Correspondent shall be liable to ICS for any loss or expense incurred by ICS in connection with such request, whether or not granted.

ICS may, at its option, charge Customers (and Correspondent, in the case of Accounts which are proprietary accounts) interest at the rate of 2% above the broker’s call rate, or such other rate as may be agreed in writing by Correspondent and ICS, arising from any debit in an Account however arising, including, without limitation, for late payments or deliveries of securities. Correspondent shall be liable to ICS for such charges to the extent not paid by Customers.

J.	Option Assignments, Tender Offers, and Rights Offerings

ICS may, in its sole discretion, either buy back in the cash market or borrow shares on the day ICS is notified of option assignments affecting shares which have been tendered and which have caused short positions in Accounts as of either the proration or withdrawal date. Shares purchased for cash or borrowed shall not be considered part of an Account’s tendered position until such shares are in ICS’ actual possession. ICS shall reduce the tender for Accounts by the size of the short or unreceived shares.

During a tender period in which there are competing and counter tender offers for a security, ICS shall tender only upon the written instructions of Correspondent or the Customer and only on a trade date basis the number of shares net long in the Account as of either the proration or withdrawal date, which number shall, at ICS’ request, be confirmed in writing by Correspondent. At ICS’ request, Correspondent shall also confirm in writing that such tender is being made upon the instructions of persons authorized to direct the disposition of the shares.

In connection with a rights offering, ICS shall exercise rights only upon the written instructions of Correspondent or the Customer and only on a trade date basis the number of rights relating to shares net long in the Account, which number shall, at ICS’ request, be confirmed in writing by Correspondent. At ICS’ request, Correspondent shall also confirm in writing that such exercise is being made upon the instructions of persons authorized to do so.

VI.	RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

A.	Receipt and Delivery in the Ordinary Course of Business

ICS shall receive and deliver funds and securities for Accounts in accordance with Correspondent’s instructions to ICS, provided that Correspondent shall be responsible for advising Customers of their obligations to deliver funds or securities in connection with each transaction in an Account and shall be responsible for any failure by a Customer to satisfy such obligations. Correspondent agrees promptly to deliver to ICS any and all funds or securities received by Correspondent from Customers, together with such information as may be relevant or necessary to enable ICS properly to record such deliveries in the appropriate Accounts. ICS shall be responsible for the safeguarding of all funds and securities actually received and accepted by ICS, subject to count and verification by ICS. ICS shall not be responsible for any funds or securities delivered by a Customer to Correspondent or its agents or employees until such funds or securities are physically delivered to and accepted by ICS at its premises or deposited in ICS’ bank accounts. It is expressly understood and agreed, however, that Correspondent shall be responsible for compliance with the Currency and Foreign Transactions Reporting Act (31 U.S.C. § 5311, et seq.) and the rules and regulations promulgated thereunder (31 C.F.R. § 103.11, as amended, et seq.).

B.	Lost, Stolen or Forged Securities

Correspondent shall be responsible for any defect in title to any securities purchased, sold, borrowed, delivered or transferred under this Agreement which may have been forged, counterfeited, raised, altered, lost or stolen.

C.	Custody Services

Whenever ICS has agreed to act as custodian of securities in any Account, or to hold securities in “safekeeping”, ICS may hold the securities in the Customer’s name (“Customer Name Securities”), or may cause such securities to be registered in the name of ICS or its nominee or in the names or nominees of any depository used by ICS. In connection with Customer Name Securities, ICS shall have no responsibility for, among other things, collecting and paying of dividends, transmitting and handling tenders or exchanges pursuant to tender offers and exchange offers, transmitting proxy materials and other shareholder communications, and handling exercises or expirations of rights and warrants or redemptions.

D.	Receipt and Delivery Pursuant to Special Instructions

Upon special instructions from Correspondent or from a Customer, ICS shall endeavor to make such transfers of securities or Accounts as may be requested, consistent with the Laws and Rules. Any such special instructions shall be in writing.

E.	Restricted or Control Securities

Correspondent shall be solely and exclusively responsible for determining whether any securities in Accounts are restricted or control securities within the meaning of Rule 144 under the 1933 Act, and for ensuring that any transactions in such securities are in compliance with the Laws and Rules. Prior to the time any such order shall be transmitted to ICS, Correspondent shall notify ICS and ICS may, in its discretion, charge such reasonable fees, in addition to the clearing charges described below, as it deems appropriate for handling such transactions.

VII.	CONFIRMATIONS AND STATEMENTS

A.	Preparation and Transmission

ICS shall prepare and mail to Customers (and to Correspondent for its proprietary accounts) confirmations and monthly or quarterly statements of account in connection with all transactions executed or cleared through ICS, on ICS’ forms disclosing that the Accounts are carried on a fully disclosed basis for Correspondent; provided, however, that ICS may, in its sole discretion, delegate such confirmation responsibilities to Correspondent. In the event that such responsibilities are delegated to Correspondent, Correspondent shall have sole and exclusive responsibility for confirmations and for their compliance with the Laws and Rules. In the event that such responsibilities are not delegated to Correspondent, Correspondent acknowledges that such confirmations shall be prepared and delivered on Correspondent’s behalf and at its direction, and that such confirmations shall remain, for all purposes, the confirmations of Correspondent. Correspondent further acknowledges that it shall have sole and exclusive responsibility for the content of such confirmations and for their compliance with the Laws and Rules. Accordingly, Correspondent shall provide in writing to ICS any information required by the Laws and Rules to be disclosed in its confirmations, including, without limitation, information with respect to the receipt of any payment for order flow. ICS shall provide Correspondent with copies of all confirmations and statements sent by ICS to Customers in connection with the Accounts. Except as expressly provided in this Agreement, Correspondent shall not prepare or transmit confirmations or periodic account statements or other communications to Customers without the prior written consent of ICS.

B.	Examination and Notification of Errors

Correspondent shall examine promptly all confirmations, monthly and quarterly statements of account, the Reconciliation Statements (as defined below in Section IX.C.) and any other statements or reports provided to Correspondent by ICS. All such confirmations, statements and reports shall be deemed accurate and correct, and Correspondent shall be deemed to have waived any claim with respect to the accuracy or correctness of the information therein, unless within ten (10) business days of receipt thereof Correspondent notifies ICS in writing of any alleged errors or discrepancies therein. Any notice of error shall be accompanied by such documentation as may be necessary to substantiate Correspondent’s claim. Upon the request of ICS, Correspondent promptly shall provide any additional documentation ICS reasonably believes is necessary or desirable to substantiate and correct any such alleged error or discrepancy.

C.	Notations on Confirmations, Monthly and Quarterly Statements, and Notices

ICS shall make reasonable efforts to indicate on confirmations, monthly and quarterly statements, and notices to Customers that Customers are customers of Correspondent. Occasional or inadvertent omission of such notations shall not be deemed to constitute a breach of this Agreement, and shall not affect the allocation of responsibilities between ICS and Correspondent pursuant to this Agreement.

VIII.	BOOKS AND RECORDS

ICS shall prepare and maintain stock records and other prescribed books and records of the services performed and transactions effected by ICS for the Accounts on a basis consistent with generally accepted practices in the securities industry and with the Laws and Rules governing clearing brokers. Such books and records shall include, without limitation, records of daily margin requirements as required by NASD Rule 2520. ICS reserves the right, at its sole discretion, to amend its policies with respect to the retention of reports requested by or provided to Correspondent. Any reports relating to the Accounts that, under the Laws and Rules, are required to be prepared and filed with the SEC or any other regulatory or self-regulatory organization by Correspondent or ICS, respectively, shall remain the responsibility of the respective parties, and ICS and Correspondent each agrees promptly to provide the other with any information in its possession necessary to enable the other to prepare and file any such reports.

IX.	COMMISSIONS AND CLEARING FEES

A.	Commissions

Correspondent shall have sole discretion and responsibility for determining the amount of commissions, mark-ups and similar charges (collectively, “Commissions”) to be charged to Customers for transactions in the Accounts, and ICS shall not exercise any control or influence over the amount of such Commissions. Correspondent shall be solely and exclusively responsible for the amounts of such Commissions and their compliance with the Laws and Rules, including, but not limited to, any disclosures to Customers or others required to be made in connection therewith. On or before the execution of this Agreement, Correspondent shall have provided ICS with a schedule (the “Commission Schedule”) showing the amounts of Commissions to be charged to Customers. Correspondent may amend the Commission Schedule from time to time by written instructions to ICS. ICS shall debit and collect from Accounts the amounts shown on the Commission Schedule, but ICS shall be required to implement any amendments to the Commission Schedule only to the extent and over such time as is within the normal capabilities of ICS’ data processing and operations systems. Notwithstanding anything herein to the contrary, ICS shall not be obligated to charge Customers any amounts which it believes to be violative of the Laws and Rules, but ICS shall have no obligation to determine whether any such charges are violative of the Laws and Rules.

B.	Clearing Fees

Correspondent agrees to pay ICS a minimum monthly fee (the “Minimum Fee”) as set forth in Schedule B for the execution, clearing and related services to be provided under this Agreement during the Initial Term (as defined herein) and any extended terms thereafter until this Agreement is terminated in accordance with Section XVIII here under. In addition to the Minimum Fee, Correspondent agrees to pay ICS the clearing fees and other amounts set forth in Schedule B hereto for the execution, clearing and related services to be provided under this Agreement (the “Clearing Fees”). Any Clearing Fees owed by Correspondent to ICS in any given month will count towards achievement of the Minimum Fee for such month and ICS shall deduct such Clearing Fees from the Minimum Fee for such month. If no time for payment is specified in Schedule B, the Minimum Fee shall be billed monthly and paid within fifteen (15) days of receipt by Correspondent of an invoice for such Minimum Fee. ICS may change the amount of the Minimum Fee, in its sole discretion, at any time on a minimum of thirty (30) days’ prior written notice to Correspondent, or from time to time as may be agreed in writing by the parties. Schedule B is hereby incorporated in and made an integral part of this Agreement. Schedule B may be amended by ICS, in its sole discretion, at any time on a minimum of thirty (30) days’ prior written notice to Correspondent, or from time to time as may be agreed in writing by the parties.

C.	Collection and Remittance of Commissions

ICS shall collect all Commissions from the Accounts on behalf of Correspondent and shall deduct and retain the following amounts from such Commissions as shall be determined by ICS:

1.	all amounts payable to ICS in accordance with Schedule B and any amendments thereto;

2.	any expenses payable by ICS on Correspondent’s behalf;

3.	any loss, liability, damage, claim, cost or expense (including but not limited to attorneys’ fees), as incurred, in respect of which any ICS Indemnitee (as defined below) is entitled to indemnification by Correspondent under this Agreement; and

4.	all other amounts owed by Correspondent or by any Customer to ICS pursuant to this Agreement or any other agreement between ICS and Correspondent or between ICS and any Customer (including, without limitation, Customers’ unsecured debit items, or unsecured or partially secured short positions).

As soon as practicable after the end of each month, ICS shall credit the Settlement Deposit Account (as defined in Section X.B.) with the amount of Commissions collected by ICS on Correspondent’s behalf, net of all amounts to be deducted as set forth above and any other amounts due to ICS from Correspondent, however arising, as determined by ICS. If the amount due to ICS in any month exceeds the amount available in Correspondent’s Settlement Deposit Account, Correspondent shall, in accordance with the provisions of Section X.A., immediately deposit with ICS additional cash so that the Settlement Deposit Account shall always have a zero or credit balance. If Correspondent fails to make such additional deposit, ICS shall have full rights of setoff, including, without limitation, the right to charge any other Account maintained by ICS for Correspondent or any other assets of Correspondent held by ICS, including, but not limited to, the Security Deposit (as defined in Section X.B.) and positions and balances in Accounts which are proprietary accounts of Correspondent, for the net amount due ICS. If ICS elects not to charge such other Accounts or assets, or such assets are insufficient to discharge the net amount due to ICS, any amount due to ICS shall be paid to ICS by Correspondent by check within ten (10) days of Correspondent’s receipt of a statement (the “Reconciliation Statement”) showing the amount due to ICS. If ICS does not receive payment within such period, ICS shall charge Correspondent interest at 1% above the broker’s call rate, or such other rate as may be agreed in writing by ICS and Correspondent until paid. Any failure by ICS to charge the Settlement Deposit Account or any other Account or assets of Correspondent held by ICS shall not act as a waiver of ICS’ right to demand payment of, or to charge Correspondent’s Accounts for, the full amount due at any time.

X.	SECURITY FOR OBLIGATIONS OF CORRESPONDENT

A.	Lien and Security Interest

In order to secure the performance by Correspondent of all of its obligations under this Agreement, including but not limited to its liability to ICS for any failures by Customers timely to pay for or deliver securities purchased or sold and for any losses resulting from unsecured debit balances or short positions in Accounts, Correspondent hereby grants ICS a continuing lien, security interest in and right of setoff against (a) the Settlement Deposit Account and the Security Deposit (as such terms are defined below), (b) any Accounts which are proprietary accounts of Correspondent, and (c) any Commissions, funds, securities or other property of Correspondent held by ICS . Correspondent further agrees that ICS may debit any cash balances and/or liquidate any securities held in the Settlement Deposit Account or in any proprietary Account and credit the proceeds to ICS in such amounts as are necessary to satisfy Correspondent’s obligations under this Agreement and at such times as ICS, in its sole discretion, deems appropriate. The lien, security interest and right of setoff created hereunder shall survive the termination of this Agreement until such time as, in the sole discretion of ICS, security for the performance of Correspondent’s obligations is no longer required.

B.	Settlement Deposit Account and Security Deposit

On or before the execution of this Agreement, Correspondent shall have established an account (the “Settlement Deposit Account”) with ICS. The Settlement Deposit Account shall at all times contain cash and/or securities issued or guaranteed as to principal and interest by the United States (“U.S. Government Securities”) having an aggregate present value of at least $ 0 (the “Security Deposit”). ICS reserves the right, in its sole discretion, on written notice to Correspondent, at any time, to increase the amount of the Security Deposit required to be maintained by Correspondent. Correspondent shall immediately transfer to the Settlement Deposit Account sufficient cash and/or U.S. Government Securities to satisfy the increased amount of the Security Deposit. If Correspondent fails to transfer such additional cash or U.S. Government Securities to the Settlement Deposit Account, or if, for any other reason, including but not limited to the exercise of any right of setoff pursuant to the preceding section, the aggregate value of cash and U.S. Government Securities in the Settlement Deposit Account is less than the Security Deposit amount then in effect, ICS shall be entitled to deposit in the Settlement Deposit Account such Commissions, funds, securities or other property of Correspondent in ICS’ possession as are necessary to satisfy the deficiency. Correspondent agrees that if this Agreement is terminated for any reason, ICS may deduct from the Security Deposit any amounts Correspondent owes ICS because of failure to meet any of Correspondent’s obligations under this Agreement.

C.	Funds, Securities, and No Interest

All funds transferred to the Settlement Deposit Account shall be in immediately available United States funds. All securities transferred to the Settlement Deposit Account (a) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as ICS may request, (b) shall be transferred on the book-entry system of a Federal Reserve Bank, or (c) shall be transferred by any other method acceptable to ICS. ICS shall not be obligated to pay interest to Correspondent on any cash held in the Settlement Deposit Account. Neither the Security Deposit nor the Settlement Deposit Account shall be deemed to be margin for any Account, nor shall they give rise to or constitute an ownership interest in ICS.

XI.	INFORMATION TO BE SUPPLIED BY CORRESPONDENT

A.	Financial Statements and Other Reports

On or before the execution of this Agreement, Correspondent shall have supplied ICS with copies of its most recent audited annual financial statements and its most recent unaudited quarterly financial statements. Throughout the term of this Agreement, Correspondent will, within five (5) business days after their preparation, continue to provide ICS with copies of its audited annual and unaudited quarterly financial statements, together with any amendments thereto, for each subsequent fiscal year and quarterly period. Correspondent shall advise ICS in writing of any material errors in or omissions from such financial statements, or of any material adverse change in its financial condition or business prospects, immediately upon becoming aware of such error, omission or change. In addition, simultaneously with their filing, Correspondent shall supply ICS with copies of all financial information and reports filed by Correspondent with the SEC, the NYSE, the NASD and any other national securities exchange or association of which it is a member, including but not limited to its monthly and quarterly Financial and Operational Combined Uniform Single (“FOCUS”) Reports, any amendment or supplement to its Form BD, and any reports on Form U-4 or Form U-5 relating to Correspondent’s principals, together with any amendments or supplements to any of the foregoing information or reports. Correspondent shall provide immediate oral and written notice to ICS in the event that Correspondent’s capital becomes subject to the “early warning” provisions of SEC Rule 17a-11.

B.	Suspension or Restriction

In the event that Correspondent learns that Correspondent or any employee of Correspondent may become subject to revocation, suspension, bar, restriction, censure or other formal disciplinary action by the SEC, NYSE, NASD, or any other regulatory or governmental body having jurisdiction over Correspondent or such employee, Correspondent shall notify ICS immediately and, in addition to such other rights and remedies as ICS may have under this Agreement and the Laws and Rules, Correspondent authorizes ICS to take such steps as may be necessary for ICS to maintain compliance by ICS with the Laws and Rules. Correspondent further authorizes ICS, in such event, to comply with directives or demands made upon ICS by any such exchange or regulatory body. In connection with such directives or demands, ICS may seek advice or legal counsel and Correspondent shall promptly reimburse ICS for the reasonable fees and expenses of such counsel, as incurred.

C.	Additional Information

Correspondent shall promptly supply ICS, upon request, with such other information or reports reflecting or relating to Correspondent’s financial integrity, including, without limitation, its aggregate indebtedness ratio and net capital; Correspondent’s principals and representatives; and inquiries, investigations, or disciplinary action relating to Correspondent or its principals or representatives by the SEC, NYSE, NASD or any other regulatory or governmental body.

XII.	COMMUNICATIONS WITH CUSTOMERS

Correspondent shall promptly notify its Customers in writing of the respective obligations of the parties under this Agreement and any other customer-related responsibilities of the parties in accordance with NASD Rule 3230, such notification to be in substantially the form of Exhibit A annexed hereto; provided, however, that ICS may, at its sole discretion, undertake such responsibilities on behalf of a Correspondent. Correspondent shall be responsible for the payment of all costs incurred in connection with the preparation and mailing of such notification.

ICS agrees to forward promptly to Correspondent a copy of any written inquiry, complaint or other correspondence received from a Customer with respect to any Account. Correspondent agrees to forward promptly to ICS a copy of all of Correspondent’s filings pursuant to NASD Rule 3070. Correspondent shall also provide ICS with such additional information as ICS shall reasonably request, including, without limitation, a copy of any written inquiry, complaint or other correspondence from any Customer of Correspondent, whether or not such written inquiry, complaint or other correspondence was disclosed by Correspondent in its filings pursuant to NASD Rule 3070.

XIII.	ERRORS, CONTROVERSIES AND ADDITIONAL INDEMNITIES

A.	Errors and Controversies

Correspondent shall be solely responsible for any error, controversy, dispute or discrepancy between Correspondent, or any of its control persons, partners, shareholders, directors, officers, employees, agents, affiliates, successors or assigns (collectively, including Correspondent, the “Correspondent Parties”), and any of the Accounts. Correspondent shall indemnify, defend and hold ICS and its control persons, partners, shareholders, directors, officers, employees, agents, affiliates, successors and assigns (collectively, including ICS, the “ICS Indemnitees”) harmless from and against any loss, liability, damage, claim, cost or expense (including but not limited to attorneys’ fees), in each case as incurred, arising directly or indirectly from any such error, controversy, dispute or discrepancy, and from any action or proceeding commenced by or against any of the Correspondent Parties by any Customer, or from the settlement of any such claim, action or proceeding.

B.	Additional Indemnities

Correspondent hereby agrees to indemnify, defend and hold the ICS Indemnitees harmless from and against any loss, liability, damage, claim, cost or expense (including but not limited to attorneys’ fees), in each case as incurred, arising directly or indirectly from or related to the Accounts or any transaction contemplated by this Agreement, or as a result of any inquiry or investigation conducted in connection therewith or in the defense or settlement of any threatened or pending action or proceeding brought by any regulatory or self-regulatory organization, governmental agency or private person arising out of or in connection with the same, unless such loss, liability, damage, claim, cost or expense, as finally determined by a court of competent jurisdiction, was caused solely by the fraudulent conduct or gross negligence of ICS. This indemnity is supplemental to any other obligation of Correspondent in this Agreement to pay or reimburse ICS for any fees, expenses, losses, or liabilities. Without limiting its generality, the foregoing indemnity is intended to include, among other things, any loss, liability, damage, claim, cost or expense (including but not limited to attorneys’ fees) arising from or relating to any of the following:

1.	the failure of any Customer to make timely payment for securities purchased or timely and good delivery of securities sold, the existence of an unsecured debit balance or unsecured short position in an Account, the failure of any Customer timely to comply with initial margin or margin maintenance requirements, or the failure of any Customer otherwise to fulfill any of its obligations in connection with any Account, whether or not such failure is within the control of Correspondent;

2.	the failure of any of the Correspondent Parties fully and properly to discharge their obligations and responsibilities with respect to Accounts, it being understood and agreed that the participation of any of the ICS Indemnitees in any transaction shall not diminish, reduce or otherwise affect Correspondent’s indemnification obligations hereunder, except to the extent that such participation has been finally determined by a court of competent jurisdiction to have been fraudulent or grossly negligent;

3.	any willful misconduct or negligent act or omission on the part of any of the Correspondent Parties or any Customer, including but not limited to any dishonest, fraudulent or criminal act or omission;

4.	any defect in title to any securities purchased, sold, borrowed, delivered or transferred under this Agreement (including, without limitation, those that may have been forged, counterfeited, raised, altered, lost or stolen), and any adverse claims with respect to any securities purchased, sold, borrowed, delivered or transferred under this Agreement, it being understood that ICS shall be deemed to be solely an intermediary between Correspondent and Customers with respect to such securities and shall be deemed to make no representations or warranties other than as provided with respect to intermediaries in Section 8-306(3) of the Uniform Commercial Code;

5.	any claim by any contra broker or any other person arising from or relating to ICS’ rejection of a transaction for clearance pursuant to the terms of this Agreement, or the failure by any contra broker designated by Correspondent to settle any transaction for an Account;

6.	any errors or discrepancies in orders as transmitted by Correspondent to ICS;

7.	the use of check-writing privileges in accordance with Section XXI.C. hereof;

8.	any request by Correspondent to defer a buy-in or sell-out for an Account, or to extend the time for the making of a required margin payment by an Account, whether or not granted in whole or in part by ICS;

9.	any guarantee by ICS of any signatures with respect to transactions in the Accounts;

10.	the exercise by Correspondent Parties of discretionary authority over any Account;

11.	any action or inaction by an agent holding a power of attorney for an Account on behalf of a principal; or

12.	the breach by Correspondent of, or an untrue statement or omission in, any representation, warranty or covenant in this Agreement.

C.	Defense of Claims and Actions

If any claim or action is asserted or commenced against any of the ICS Indemnitees in respect of which indemnity may be sought against Correspondent pursuant to this Agreement, such ICS Indemnitees shall notify Correspondent in writing, and Correspondent shall assume the defense of such claim or action, including the employment of counsel and payment of attorneys’ fees and expenses, as incurred, on behalf of such ICS Indemnitees. Each ICS Indemnitee against whom such claim or action is asserted or commenced shall have the right to employ its own separate counsel, but the fees and expenses of such separate counsel shall be at the expense of such ICS Indemnitee unless: (1) the employment of such separate counsel shall have been authorized in writing by the Correspondent; (2) Correspondent shall not have employed counsel to conduct the defense of such ICS Indemnitee; or (3) such ICS Indemnitee shall have reasonably concluded that, as between such ICS Indemnitee and Correspondent or between such ICS Indemnitee and one or more of the other ICS Indemnitees, there may be a conflict of interest requiring separate counsel. In the event that any of the circumstances referred to in clauses (l)-(3) of the preceding sentence occurs, the fees and expenses of the separate counsel employed by such ICS Indemnitee shall be borne in their entirety by Correspondent, and Correspondent shall not have the right to direct the defense of such ICS Indemnitee. In any event, Correspondent shall cooperate in the defense of any such claim or action against a ICS Indemnitee, including, without limitation, in the effectuation of any settlement which such ICS Indemnitee, in its reasonable discretion, deems appropriate, the costs of which settlement shall be borne in their entirety by Correspondent.

D.	Survival of Indemnities

All indemnification, reimbursement and payment for expense provisions of this Agreement shall survive the termination of the Agreement. Each indemnity under this Agreement shall also extend to the costs and expenses (including but not limited to attorneys’ fees), if any, incurred by any of the ICS Indemnitees in enforcing such indemnity.

XIV.	LIMITATION OF LIABILITY OF ICS

A.	Indirect or Consequential Damages

In no event shall ICS be responsible to Correspondent, to any Customer or to any other person for indirect or consequential damages arising from or relating to any actual or alleged failure by ICS to perform the functions or provide the services required by this Agreement, regardless of whether ICS has been advised of or might otherwise have anticipated the possibility of such damages. ICS’ sole responsibility and liability for any such actual or alleged failure shall be to Correspondent, and notwithstanding anything to the contrary in this Agreement, ICS shall have no liability whatsoever for any losses, damages, costs or expenses which are not finally determined by a court of competent jurisdiction to have been caused solely by its own fraudulent conduct or gross negligence. ICS shall not be bound to make any investigation into the facts surrounding any transaction that it may have with Correspondent or that Correspondent may have with or on behalf of any Customers or other persons, nor shall ICS be responsible for compliance by Correspondent with the Laws and Rules in connection with any Account or the performance by Correspondent of its obligations under this Agreement. Correspondent acknowledges and agrees that this Agreement significantly limits the liability of ICS and that such limitation is fair and reasonable in light of the limited responsibilities of ICS, and the amounts payable to ICS for its services, under this Agreement.

B.	Third-Party Service Providers

ICS may, in its discretion, use third party service companies to perform or assist it in the performance of selected services under this Agreement. ICS shall not be responsible to Correspondent, to any Customer or to any other person for any errors, omissions, systems failures, interruptions or delays caused by or resulting from the use of such service companies. ICS’ sole responsibility shall be, to the extent practicable, to instruct such service companies to correct any such errors, omissions or system failures known to ICS and to deliver overdue services or work as soon as practicable. In any event, whether or not ICS has been advised of or might otherwise have anticipated the possibility of such damages, ICS shall not be responsible for any direct, special, indirect or consequential damages which Correspondent, any Customer or any other person may incur or experience as a result of any of the occurrences described in this Section.

C.	Systems and Communications Failures; Errors in Instructions

ICS’ sole responsibilities with respect to any systems or communications failures, or any interruptions or delays in the services provided or to be provided by ICS under this Agreement, shall be to use its best efforts to make such systems and services available as promptly as reasonably practicable. ICS shall have no responsibility whatsoever for the accuracy of, or any errors or omissions in, any databases or securities information and related market and statistical information displayed, carried or furnished by or through its equipment or systems. ICS shall have no responsibility whatsoever for any loss, expense or damage suffered by Correspondent, any Customer or any other person by reason of any interruption or delay in the transfer or receipt of funds or securities through the Federal Reserve Book Entry System, the Federal Funds Wire Transfer System or any similar system or from any clearing agent, issuer, broker, dealer or other third party. ICS shall have no responsibility whatsoever for any failures to execute or “DK’s” directly or indirectly resulting from incorrect, incomplete or untimely instructions or any other failure by Correspondent, or any other person, to provide proper instructions.

XV.	ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

A.	Representations, Warranties and Covenants of Correspondent

Correspondent represents, warrants and covenants to ICS as follows:

1.	Correspondent is and during the term of this Agreement shall be duly registered and in good standing as a broker-dealer with the SEC, a member firm in good standing of the NASD, and a member in good standing of every national securities exchange and association of which it is a member.

2.	Correspondent has all requisite authority in conformity with all Laws and Rules to enter into and perform this Agreement and has taken all necessary actions to authorize the execution of this Agreement and the performance of its obligations hereunder.

3.	Correspondent and each of the other Correspondent Parties is and during the term of this Agreement shall remain in full compliance with the Laws and Rules, including but not limited to the registration, qualification, capital, financial reporting, customer protection, and similar requirements of the SEC, the NASD, any other securities exchange or association of which it is a member, and every state to which jurisdiction it is subject.

4.	Correspondent has and during the term of this Agreement shall maintain excess net capital in an amount that is the greater of 120% of the amount required under the Law and Rules, or an amount specified in writing by ICS to Correspondent. Correspondent shall give prompt written notice to ICS in the event that Correspondent’s excess net capital falls below 135% of the amount required under the Laws and Rules.

5.	All orders and instructions transmitted to ICS by Correspondent shall be valid and shall have been duly and properly authorized.

6.	There is no action, suit, investigation, inquiry or proceeding (formal or informal) pending or threatened against or affecting Correspondent or any of the other Correspondent Parties, by or before any court or other tribunal, arbitrator, governmental agency, instrumentality or authority or any self-regulatory or clearing organization, as to which ICS has not been informed and provided with copies of relevant documents. In the event any such action, suit, investigation, inquiry or proceeding is initiated or threatened at any time during the term of this Agreement, Correspondent shall promptly notify ICS in writing and provide it with copies of all relevant documents related thereto.

7.	The services provided by ICS do not and during the term of this Agreement shall not give rise to a prohibited transaction within the meaning of Section 406 of ERISA, and all applicable Prohibited Transaction Class Exemptions shall have been complied with.

8.	Correspondent has and during the term of this Agreement shall maintain blanket bond insurance policies satisfactory to ICS covering any and all acts, errors, and omissions of any of the Correspondent Parties and adequate fully to protect and indemnify ICS against any loss, liability, damage, claim, cost or expense (including but not limited to attorneys’ fees) which ICS may suffer or incur directly or indirectly as a result of any such act, error, or omission. Coverage to be maintained under such policies shall be in an amount that is the greater of the amount required under NASD Rule 3020, or an amount specified in writing by ICS to Correspondent, and shall remain in effect during the term of this Agreement and include coverage for any claims discovered or made within at least ninety (90) calendar days following the termination of this Agreement. ICS shall be expressly named as the beneficiary of the errors and omissions policy required to be maintained by Correspondent pursuant hereto.

9.

On or before the execution of this Agreement, Correspondent shall have identified in writing to ICS each of its lines of business and any securities in which Correspondent makes a market. Correspondent shall give ICS at least ten (10) business days’ prior written notice of any proposed changes in its market-making activities, including but not limited to any changes in the identity of securities in which it proposes to act as a market maker. ICS shall have the absolute right, in its sole discretion, to limit or prohibit Correspondent’s market-making activities with respect to any security.

10.	Correspondent shall give ICS at least ten (10) business days’ prior written notice of any new lines of business that materially modify the mix of business that Correspondent is engaged in on the date of this Agreement. Such notice shall be required notwithstanding that such new business or different business mix does not affect the services to be performed by ICS under this Agreement. In connection with any such new business or different business mix, ICS shall have the absolute right, in its sole discretion, to request additional assurances from Correspondent, to require Correspondent to increase the amount of its Security Deposit, or to terminate this Agreement.

11.	Correspondent’s trade and reporting systems are designed to be used and shall, during the term of this Agreement, be designed to be used, prior to, during, and after calendar year 2000, and will operate during each such time period without error relating to date data, specifically including, without limitation, any error relating to, or the product of, date data that represent or reference different centuries or more than one century, calculations that accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century.

B.	Representations, Warranties and Covenants of ICS

ICS represents, warrants and covenants to Correspondent as follows:

1.	ICS is and during the term of this Agreement shall remain duly registered and in good standing as a broker-dealer with the SEC, a member firm in good standing of the NASD, and a member in good standing of every national securities exchange and association of which it is a member.

2.	ICS has all requisite authority in conformity with all Laws and Rules to enter into and perform this Agreement and has taken all necessary actions to authorize the execution of this Agreement and the performance of its obligations hereunder.

3.	ICS has and during the term of this Agreement shall maintain net capital in an amount no less than that required by the Law and Rules.

XVI.	NO PARTNERSHIP OR AGENCY; NO SPECIAL TREATMENT

Neither this Agreement nor any activity hereunder shall create a general or limited partnership, association, joint venture, branch or agency relationship between Correspondent and ICS. Correspondent shall not hold itself out as an agent of ICS or of any subsidiary or company controlled directly or indirectly by or affiliated with ICS, nor shall it employ ICS’ name in any manner that creates the impression that the relationship created or intended between them is anything other than that of clearing broker and introducing broker. Correspondent shall not, without the prior written approval of ICS, place any advertisement in any newspaper, publication, periodical or any other media if such advertisement in any manner makes reference to ICS or to the execution and clearing arrangements contemplated by this Agreement. Should Correspondent in any way hold itself out as, advertise or otherwise represent that it is the agent of ICS, ICS shall have the right, at its option, in addition to such other rights and remedies as it may have, to terminate this Agreement and/or to obtain injunctive relief or any other provisional remedy in any New York federal or state court, and Correspondent shall be liable for any loss, liability, damage, claim, cost or expense

(including but not limited to attorneys’ fees) sustained or incurred as a result of such representation of agency. No such application for a provisional remedy, however, nor any act by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy with respect to which such application is made settled by arbitration in accordance with Section XXI.L. of this Agreement.

This Agreement is not intended, nor shall it be construed, to bestow upon Correspondent any special treatment regarding any other arrangements, agreements or understandings that exist or may hereafter exist between the parties. Neither party shall have any obligation to deal with the other in any capacity other than as set forth in this Agreement.

XVII.	CONFIDENTIALITY; EMPLOYEES

A.	Confidentiality

Correspondent and ICS shall each keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other, except such information as may be required to be disclosed pursuant to subpoena, court order or in any regulatory or self-regulatory inquiry, investigation, proceeding or other matter (collectively, “Inquiry”). Except as otherwise prohibited by law, Correspondent and ICS shall each give the other prompt notice of the receipt of any Inquiry prior to such party’s disclosing information in connection therewith. Correspondent agrees not to disclose the terms of this Agreement to any person or entity except to regulatory bodies with appropriate jurisdiction and to authorized employees of Correspondent on a need-to-know basis. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of ICS. The confidentiality provisions of this Agreement shall survive the termination of this Agreement.

B.	Employees

Without ICS’ prior written consent, Correspondent shall not solicit, or engage in negotiations with, any person who is, or within the preceding twelve (12) months has been, employed by ICS or by any affiliate of ICS.

XVIII.	TERM AND TERMINATION

A.	Termination by Correspondent

1. The initial term of this Agreement shall commence on the date of this Agreement and shall continue for a one-year period (the “Initial Term”). The end of the initial term is referred to as the “Initial Expiration Date.” This Agreement shall be deemed to have been extended for additional successive one-year periods as of each anniversary of the Initial Expiration Date, unless Correspondent terminates this Agreement upon sixty (60) calendar days’ prior written notice to ICS.

2. Correspondent may terminate this Agreement at any time, with or without cause, whether prior to or after the Initial Expiration Date, upon sixty (60) calendar days’ prior written notice to ICS.

3. In the event this Agreement is terminated prior to the Initial Expiration Date pursuant to this Section XVIII A.2, Correspondent agrees to pay to ICS, without set-off or deduction of any kind,

within thirty (30) days of the effective date of the termination hereof, the aggregate of the following:

(i)	the Termination Fee (as defined below);

(ii)	all fees and expenses due and owing up to the effective date of termination; and

(iii)	one-hundred percent (100%) of the Minimum Fee multiplied by the number of months remaining in the Initial Term, calculated from the effective date of the termination of this Agreement by Correspondent.

B.	Termination by ICS

ICS may terminate this Agreement at any time, with or without cause, whether prior to or after the Initial Expiration Date, upon sixty (60) calendar days’ prior written notice to Correspondent. In addition, ICS may terminate this Agreement, in accordance with the procedures set forth below, whether prior to or after the Initial Expiration Date, upon the occurrence of an “Event of Default”. For purposes hereof, an “Event of Default” shall occur if:

1.	Correspondent fails to perform or observe any term, covenant or condition to be performed hereunder and such failure continues unremedied for a period of ten (10) business days after receipt of written notice from ICS specifying the failure and demanding that Correspondent remedy its default;

2.	any representation, warranty or covenant made by Correspondent proves to be incorrect at any time in any material respect;

3.	Correspondent is enjoined, disabled, suspended, prohibited, or otherwise unable to engage in the securities business as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, any national securities exchange, or any self-regulatory organization or governmental body having jurisdiction over Correspondent; or

4.	Correspondent is adjudicated bankrupt or insolvent or a trustee or similar creditors’ representative is appointed by court order; or any property of Correspondent is sequestered by court order and such order remains in effect for more than thirty (30) calendar days; or a petition is filed by or against Correspondent either voluntarily or involuntarily under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within thirty (30) calendar days after such filing; or Correspondent makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator for itself or for any property held by it.

Correspondent shall promptly advise ICS in writing upon the occurrence of any event which constitutes, or with the passage of time would constitute, an Event of Default under this Agreement. Upon the occurrence of an Event of Default under subsections (1) or (2) above, ICS may, at its option, by notice in writing to Correspondent, declare this Agreement terminated, and such termination shall be effective as of the date such notice is delivered or such later date as may be designated by ICS in such notice. Upon the occurrence of an Event of Default under subsections (3) or (4) above, this Agreement shall immediately and automatically terminate without notice or any further action by ICS.

C.	Changes in Control. Management or Business Mix

Notwithstanding any provision hereof, this Agreement may be terminated immediately by ICS at any time, upon written notice to Correspondent, if there is a material change in the control or management of Correspondent, or in the scope, nature, or extent of the transactions effected in the Accounts or in the business mix of Correspondent, in each case without the prior written approval of ICS. For purposes hereof, a change in the business mix of Correspondent shall include, without limitation, a change in the market-making activities of Correspondent. Correspondent shall immediately advise ICS in writing upon the occurrence of any of the events described in this Section.

D.	Termination Fee

In the event that this Agreement is terminated, for any reason whatsoever, prior to the Initial Expiration Date, Correspondent shall pay to ICS a termination fee (the “Termination Fee”) equal to the sum of (1) the unamortized costs and expenses of ICS incurred in connection with establishing the systems, procedures and capacity for servicing the Accounts as contemplated by this Agreement, and (2) the costs and expenses of ICS incurred in connection with the conversion of Accounts pursuant to Section XVIII.E. of this Agreement. In no event shall the Termination Fee be less than $10,000. Correspondent shall pay the Termination Fee, in immediately available U.S. funds, within ten (10) calendar days of receipt of a written statement from ICS setting forth in reasonable detail the costs and expenses comprising the Termination Fee.

E.	Conversion of Accounts

Upon termination of this Agreement for any reason, it shall be Correspondent’s responsibility to arrange for the conversion of the Accounts to another broker for clearing and/or execution services. Correspondent shall promptly upon termination give ICS written notice of the name of such other broker, the anticipated date on which it shall commence acting as clearing broker with respect to the Accounts and the name of an individual within that organization whom ICS can contact to coordinate the conversion. Correspondent shall also provide ICS with Correspondent’s written undertaking, in form and substance satisfactory to ICS, that such other broker shall accept on conversion all Accounts then maintained by ICS. If Correspondent fails to provide ICS with the notice and undertaking referred to above, ICS may, at the sole expense of Correspondent, give Customers such notice of termination of this Agreement as ICS deems appropriate and make such other arrangements as ICS deems appropriate for transfer or delivery of the Accounts. Correspondent shall promptly pay to ICS reasonable expenses incurred by ICS in processing the conversion.

F.	Survival

Termination of this Agreement shall not affect any of the rights or liabilities of the parties relating to business transacted prior to the effective date of such termination. From the date of termination until transfer or delivery of all Accounts, the rights and liabilities of the parties relating to any business transacted after such termination shall be governed by the same terms as those set forth in this Agreement.

G.	No Obligation to Release Correspondent Accounts

ICS shall not be required to release to Correspondent any securities or cash held by ICS for Correspondent in one or more Accounts of Correspondent until all amounts owing to ICS pursuant to the provisions of this Agreement are paid in full and Correspondent’s outstanding obligations (including any disputed obligations) to ICS are determined and satisfied and any property of ICS in the possession of Correspondent is returned to ICS.

XIX.	ACTIONS AGAINST CUSTOMERS

If Correspondent is unable or unwilling to pursue a claim against any Customer, ICS shall have the right, but not the obligation, in its sole discretion and at Correspondent’s expense, to institute and prosecute in either its own name or, at ICS’ option, in the name of Correspondent, any action or proceeding against any Customer as to any controversy or claim arising out of ICS’ transactions with Correspondent or any Customer, and nothing contained in this Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve Correspondent of any liability or responsibility which Correspondent would otherwise have under this Agreement. Correspondent hereby assigns to ICS such rights against Customers, and, upon the request of ICS, agrees to execute such other and further instruments or documents, as are reasonably necessary or appropriate to carry out the intent of this Section.

XX.	NOTICES

Except as otherwise expressly provided herein, any notice or instruction required or permitted to be given under this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by hand, sent by overnight courier, confirmed facsimile transmission, electronic transmission or registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses, or at such other address as to which notice in writing shall have been given:

If to ICS:

Instinet Clearing Services, Inc.
Harborside/11th Floor
Jersey City, New Jersey 10022
Fax No:	201-595-3338
Telephone:	201-595-3338
Email Address:	kevin.murray@instinet.com
Attention:	Kevin Murray, SVP
cc:	ICS Legal & Compliance

If to Correspondent:

Island ECN, Inc.
50 Broad Street
New York, NY 10004
Fax No:	917-522-5909
Telephone:	212-231-5032
Email Address:	Rodney @island.com
Attention: Rodney Faragalla, VP of Operations

XXI.	MISCELLANEOUS

A.	Exchange of Information

Each party shall promptly supply the other with all appropriate information in its possession necessary or appropriate to enable the other party properly to perform its obligations under this Agreement.

B.	Exception and Other Reports

At the time of the execution of this Agreement, and annually thereafter, ICS shall provide to

Correspondent a list of exception and other reports it can make available to Correspondent, and the cost therefor, which may assist Correspondent in complying with regulatory requirements, supervising and monitoring the Accounts, and meeting its obligations under this Agreement. Correspondent specifically acknowledges that such reports may not be inclusive of all of the exception and other reports necessary for Correspondent to comply with its regulatory obligations.

At each time specified in the paragraph above, Correspondent shall promptly designate in writing to ICS which, if any, of such reports Correspondent requires during the succeeding twelve months, and ICS shall thereafter provide such designated reports to Correspondent. It shall be the sole responsibility of Correspondent to determine whether additional reports are necessary for Correspondent to meet its regulatory obligations, and to obtain and use such reports.

ICS shall retain the data from which each of such reports was produced in a manner sufficient for ICS to reproduce the report.

Notwithstanding the foregoing, Correspondent shall itself maintain reports, records and regulatory filings required to be kept by Correspondent by this Agreement.

C.	Check-Writing Authority

ICS may, but is not required to, authorize certain of Correspondent’s employees to issue checks drawn against an ICS account to Customers for amounts due to, and requested by them, with respect to their Accounts. Correspondent shall provide ICS with a written representation that it has established, and shall maintain and enforce, supervisory procedures with respect to the issuance of negotiable instruments. Correspondent shall designate in writing the names of any employees it wishes to receive the authorization described in this section. All checks must be signed by two employees of Correspondent who have received authorization from ICS. No check or checks totaling more than $50,000 shall be provided to any Customer by Correspondent on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this section shall be charged to Correspondent. Correspondent remains responsible for the disbursement and delivery of such checks to its Customers. Any lien on the Customer’s property granted by the Customer to Correspondent or ICS shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this section.

D.	Credit Investigations

Both ICS and Correspondent shall have the right to investigate, or to cause a third party to investigate, the other party’s credit.

E.	Tape Recording

Both ICS and Correspondent shall have the right to record telephone conversations between and among themselves, and both ICS and Correspondent waive any right to further notice of any such recording.

F.	No Third-Party Beneficiaries

Except as otherwise provided in Section XXI.J hereof, this Agreement is between ICS and Correspondent only, and is not intended to confer any benefits or rights upon any Customers or other persons not expressly made parties hereto (other than ICS Indemnitees).

G.	Competition

Nothing herein shall restrict or be deemed to restrict the right of ICS or any affiliate of ICS to compete with Correspondent in any or all aspects of Correspondent’s business.

H.	Remedies Cumulative

The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by any party to this Agreement to exercise any right or remedy under this Agreement or under the Laws and Rules, or the single or partial exercise of any such right or remedy, shall not be construed to be a waiver of any such rights or remedies, or to limit the exercise of such rights or remedies.

I.	Merger; Amendment

This Agreement represents the entire agreement between the parties and supersedes all other understandings and agreements between the parties with respect to the subject matter hereof. This Agreement may not be amended except by a writing signed by the parties hereto.

J.	Assignment

This Agreement shall be binding upon and inure to the benefit of the respective successors and authorized assigns of the parties. Correspondent shall provide ICS with thirty (30) business days’ prior written notice of any proposed change in control. Correspondent may not assign this Agreement, or assign or delegate any of its rights or obligations hereunder, without the prior written consent of ICS. ICS may assign this Agreement or assign or delegate any of its rights or obligations hereunder to any affiliate of ICS without Correspondent’s consent if such affiliate executes and delivers to Correspondent an assumption agreement pursuant to which such affiliate assumes all such obligations of ICS under this Agreement as have been delegated to it. Correspondent consents and agrees to the assignment and transfer by ICS of its rights and obligations hereunder at any future time resulting from a merger, sale of assets, liquidation or otherwise of all Accounts covered by this Agreement (including all securities positions, credit and debit balances contained therein) to any such successor organization or assignee, including any registered broker and/or dealer that owns any of ICS’ capital stock, and such assignment shall be binding upon the undersigned, its successors, and assigns.

K.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

L.	Arbitration

Any dispute or controversy arising out of or relating in any way to this Agreement shall be submitted to arbitration before the NASD (conducted pursuant to the Code of Arbitration of the NASD), or any other self-regulatory organization or exchange chosen by ICS that has jurisdiction over the dispute or controversy. Arbitration must be initiated by service upon the other party of a written demand for arbitration or notice of intention to arbitrate. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction.

M.	Customer Actions

In the event of an arbitration or court action in which a Customer has asserted a claim against ICS, Correspondent agrees that (1) it shall submit to the jurisdiction of any such forum in which such claim is brought, and (2) it shall accept service of process for any such claim. Service of process in any such action or arbitration shall be sufficient if served on Correspondent by certified mail, return receipt requested, at the address provided for the delivery of notices under this Agreement.

N.	Temporary or Provisional Relief

Notwithstanding the Section XXI.L. hereof, ICS may, at any time prior to an initial arbitration hearing with respect to any dispute or controversy relating to or arising out of this Agreement, obtain upon application to the United States District Court for the Southern District of New York or the Supreme Court of the State of New York for the County of New York any temporary or provisional relief or remedy that would be available in an action based upon such dispute or controversy in the absence of an agreement to arbitrate. The parties acknowledge and agree that it is their intention to have any such application for provisional or temporary relief decided by the court to which it is made and that such application shall not be referred to or settled by arbitration. Process in any such proceeding shall be sufficient if served on Correspondent by certified mail, return receipt requested, at the address provided above for the delivery of notices under this Agreement. In this connection, Correspondent expressly waives any defense (1) to personal jurisdiction, (2) to service of process in the manner set forth above, and (3) to venue. No such application to a court for provisional or temporary relief, nor any act or conduct by either party in furtherance of or in opposition to such application, shall constitute a relinquishment or waiver of any right to have the underlying dispute or controversy settled by arbitration in accordance with Section XXI.L. hereof.

O.	Force Majeure

ICS shall not be liable for losses caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, labor strike, war, act of civil or military authority, sabotage, epidemic, flood, earthquake, fire, or other natural disaster, or any other similar conditions or occurrences beyond ICS’ reasonable control.

P.	Headings

The headings contained herein have been inserted for convenience and ease of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

Q.	Enforceability

If any provision or condition of this Agreement is held to be invalid or unenforceable by any court,

arbitration tribunal or regulatory or self-regulatory agency or body, the validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

R.	Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

INSTINET CLEARING SERVICES, INC.

By:	/s/ Kevin Murray
Name:	KEVIN MURRAY
Title:	CHIEF OPERATING OFFICER

ISLAND ECN, INC.

By:	/s/ Rodney Faraballa
Name:	RODNEY FARABALLA
Title:	VP OPERATIONS

SCHEDULE A

Additional Services

NONE

SCHEDULE B

Clearance Charges
Broker-to Broker Ticket Fee	$.04/ticket

In addition to the amounts set forth above, ICS shall also charge Correspondent or Customers, as appropriate, any fees, charges or expenses incurred in connection with regulatory, clearing organization, exchange, self-regulatory organization, tax or other expenses and attributable to the clearance and servicing of transactions in the Accounts.